Exhibit 99.1

Beam Therapeutics Announces Appointment of Sravan Emany as Chief Financial Officer

Cambridge, Mass., December 6, 2024 – Beam Therapeutics Inc. (Nasdaq: BEAM), a biotechnology company developing precision genetic medicines through base editing, today announced the appointment of Sravan K. Emany as chief financial officer (CFO), effective December 19, 2024. Mr. Emany brings to Beam a breadth of global operational, commercial and financial experience with multinational public corporations and financial institutions. He most recently served as CFO and chief operating officer at Ironwood Pharmaceuticals, Inc.

“Beam has built a strong financial position to advance our portfolio of genetic medicines, and Sravan has an exceptional background to lead our capital formation and allocation strategy going forward,” said John Evans, chief executive officer of Beam. “With his deep understanding of value creation in the life sciences, along with significant operational and financial experience, Sravan is uniquely positioned to help guide Beam through its next phase of growth as we advance multiple clinical programs across our hematology and genetic disease portfolio. We are excited to welcome him to the team as we continue to build on our momentum and work to create lasting impact for patients.”

“Beam’s mission to transform the treatment of genetic diseases with precision medicines is both inspiring and urgent. I am honored to join a company at the forefront of scientific innovation, especially as it advances a robust clinical pipeline with the potential to make a profound difference in patients’ lives,” said Mr. Emany. “With a strong financial foundation and a period of significant opportunity ahead, Beam is poised to drive meaningful progress in its pioneering clinical pipeline and differentiated base editing platform. I look forward to contributing to the company’s success and helping ensure we have the resources to deliver life-changing therapies to patients worldwide.”

Prior to joining Ironwood, Mr. Emany served as corporate vice president, commercial excellence and chief strategy officer of Integra LifeSciences Holdings Corporation, a publicly held global healthcare company, and as vice president of strategy, treasury and investor relations before that. Prior to Integra, Mr. Emany served in various mergers and acquisitions investment banking roles in Bank of America and BofA Securities, formerly Bank of America Merrill Lynch, for nearly a decade, culminating in his service as managing director in the mergers and acquisitions group, where he led numerous mergers and acquisitions in the healthcare sector. He also served in various other financial roles, including with Goldman Sachs Group and Morgan Stanley. Mr. Emany serves on the board of directors of Assertio Holdings, Inc. (Nasdaq: ASRT). He holds a B.A. in international relations from The Johns Hopkins University and an M.A. in international relations and international economics from The Johns Hopkins School of Advanced International Studies.

About Beam Therapeutics

Beam Therapeutics (Nasdaq: BEAM) is a biotechnology company committed to establishing the leading, fully integrated platform for precision genetic medicines. To achieve this vision, Beam has assembled a platform with integrated gene editing, delivery and internal manufacturing capabilities. Beam’s suite of gene editing technologies is anchored by base editing, a proprietary technology that is designed to enable precise, predictable and efficient single base changes, at targeted genomic sequences, without making double-stranded breaks in the DNA. This has the potential to enable a wide range of potential therapeutic editing strategies that Beam is using to advance a diversified portfolio of base editing programs. Beam is a values-driven organization committed to its people, cutting-edge science, and a vision of providing life-long cures to patients suffering from serious diseases.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned not to place undue reliance on these forward-looking statements, including, but not limited to, statements related to: the timing and effective date of the appointment of Mr. Emany; the contributions Mr. Emany may make in his role with the company; the therapeutic applications and potential of our technology, including with respect to ESCAPE; our plans to advance our programs; the sufficiency of our capital resources to fund operating expenses and capital expenditure requirements; and our ability to develop life-long, curative, precision genetic medicines for patients through base editing. Each forward-looking statement is subject to important risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statement, including, without limitation, risks and uncertainties related to: our ability to develop, obtain regulatory approval for, and commercialize our product candidates, which may take longer or cost more than planned; our ability to raise additional funding, which may not be available; our ability to obtain, maintain and enforce patent and other intellectual property protection for our product candidates; the uncertainty that our product candidates will receive regulatory approval necessary to initiate human clinical trials; that preclinical testing of our product candidates and preliminary or interim data from preclinical studies and clinical trials may not be predictive of the results or success of ongoing or later clinical trials; that initiation and enrollment of, and anticipated timing to advance, our clinical trials may take longer than expected; that our product candidates or the delivery modalities we rely on to administer them may cause serious adverse events; that our product candidates may experience manufacturing or supply interruptions or failures; risks related to competitive products; and the other risks and uncertainties identified under the headings “Risk Factors Summary” and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, and in any subsequent filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable law.

Contacts:

Investors:

Holly Manning

Beam Therapeutics

hmanning@beamtx.com

Media:

Dan Budwick

1AB

dan@1abmedia.com